Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FIRST QUARTER 2012 FINANCIAL RESULTS

•                  Skylanders Spyro’s Adventure™ was #1 Kids Video Game for First Quarter 2012 with 30+ Million Toys Sold Life to Date Through 3/31/12

•                  Call of Duty Elite Has 10+ Million Registered Users Including Two+ Million Annual Premium Members as of 4/30/12

•                  Blizzard Entertainment’s World of Warcraft® Remains #1 Subscription-Based MMORPG with Approximately 10.2 Million Subscribers as of 3/31/12

•                  Blizzard Entertainment’s Diablo® III Has Set A New All-Time Pre-Order Record for Blizzard Entertainment (1)

•                  Company Expects to Deliver Record Q2 Non-GAAP Net Revenues

•                  Company Increases CY 2012 Net Revenue and EPS Outlook

Santa Monica, CA — May 9, 2012 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter of 2012.

	First Quarter
(in millions, except EPS)	2012	Prior Outlook*	2011
GAAP
Net Revenues	$1,172	$965	$1,449
EPS	$0.33	$0.22	$0.42
Non-GAAP
Net Revenues	$587	$525	$755
EPS	$0.06	$0.03	$0.13

*Prior Outlook was provided by the company on February 9, 2012 in its earnings release

For the quarter ended March 31, 2012, Activision Blizzard’s GAAP net revenues were $1.17 billion, as compared with $1.45 billion for the first quarter of 2011.   On a non-GAAP basis, the company’s net revenues were $587 million, as compared with $755 million for the first quarter of 2011.  For the first quarter, GAAP net revenues from digital channels represented 27% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were 51%.

For the quarter ended March 31, 2012, Activision Blizzard’s GAAP earnings per diluted share were $0.33, as compared with $0.42 for the first quarter of 2011.  On a non-GAAP basis, the company’s earnings per diluted share were $0.06, as compared with $0.13 for the first quarter of 2011.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

(1)Includes units pre-ordered as part of Blizzard Entertainment’s World of Warcraft® Annual Pass promotion, as well as retail and digital pre-orders.

Bobby Kotick, Chief Executive Officer, Activision Blizzard, said, “Our better-than-expected first-quarter performance was driven by global consumer demand for Activision Publishing’s Call of Duty®: Modern Warfare® 3, and Skylanders Spyro’s Adventures™, as well as Blizzard Entertainment’s World of Warcraft® which remains the #1 subscription-based MMORPG in the world.  Through March 31, players have logged more than 1.6 billion hours of online gameplay of Activision Publishing’s Call of Duty: Modern Warfare 3,(4) and for the quarter in North America and Europe, including the accessory packs and figures, Skylanders Spyro’s Adventures was the #3 best-selling game overall in dollars across all platforms.(2) Based on our internal estimates, we believe that Skylander’s toys sales in the first quarter exceeded those of Star Wars, the #1 action figure line.(3)  Additionally, Activision Publishing’s Call of Duty Elite service continues to grow and currently has more than 10 million registered users including more than two million annual premium members, an increase of approximately 33% from January 31, 2012.”(4)

Kotick added, “On May 15 Blizzard Entertainment will release the highly anticipated Diablo® III and we are proud to report that pre-orders(1) for the game worldwide have set a new record for Blizzard.  For the remainder of 2012 and beyond, our product pipeline includes some of the most innovative games we have ever developed for our established franchises, including Blizzard Entertainment’s World of Warcraft: Mists of Pandaria™, StarCraft® II: Heart of the Swarm™ and all new MMORPG game, as well as Activision Publishing’s Skylander’s Giants™, Call of Duty: Black Ops 2 and a new universe from Bungie.  We also continue to expand our service platforms, Blizzard Entertainment’s Battle.net® and Activision Publishing’s Call of Duty Elite, grow our global footprint into new markets and strengthen our development resources for the future.  Our high-quality brands, industry leading operational capabilities and solid balance sheet should enable us to continue to take full advantage of the opportunities afforded by the expanding interactive entertainment market and deliver continued superior returns to our shareholders.”

Selected Business Highlights:

•                  As of March 31, 2012, the Call of Duty franchise had approximately 40 million monthly active users.(4)

•                  Players have logged more than 1.6 billion hours of online gameplay of Call of Duty: Modern Warfare 3  through March 31, 2012.(4)

•                  As of April 30, 2012, more than 10 million gamers have registered for Call of Duty Elite, including more than two million premium annual memberships the company has sold for the online service.(4)

(1)Includes units pre-ordered as part of Blizzard Entertainment’s World of Warcraft® Annual Pass promotion, as well as retail and digital pre-orders.

(2)According to The NPD Group, Charttrack and Gfk

(3)According to Activision Blizzard internal estimates and The NPD Group

(4)Microsoft, Sony and Activision Blizzard internal estimates

•                  In North America and Europe, including accessory packs and figures, Skylanders Spyro’s Adventure was the #3 best-selling game overall in dollars across all platforms for the first quarter of 2012 and the #1 selling kids’ title in dollars in the quarter. (2)

•                  On April 5, 2012, Activision Publishing expanded the reach of the Skylanders franchise with the debut of Skylanders Cloud Patrol™, an entirely new gaming experience for iPhone, iPad and iPod touch users.

•                  For the first quarter, Activision Blizzard had two top-10 PC titles in North America and Europe with Activision Publishing’s Call of Duty: Modern Warfare 3 and Blizzard Entertainment’s  StarCraft II: Wings of Liberty®.(2)

•                  On March 20, 2012, Blizzard Entertainment announced that they renewed their license with NetEase for the distribution of World of Warcraft in mainland China.  The new license will continue for an additional three years following the expiration of the current license agreement.

•                  On March 21, 2012, Blizzard Entertainment launched the World of Warcraft: Mists of Pandaria beta test.

•                  During the first quarter, Activision Blizzard purchased an aggregate of 22 million shares of its common stock for an aggregate purchase price of approximately $261 million.

•                  Activision Blizzard will pay a cash dividend of $0.18 per common share on May 16, 2012 to shareholders of record at the close of business on March 21, 2012.  This represents a 9% increase over the dividend that was paid in 2011.

On March 5, 2012, Activision Blizzard, Inc. announced that Microsoft veteran Dennis Durkin has been named Chief Financial Officer of the company.   Durkin assumes the position from Thomas Tippl, who had been serving in the Chief Financial Officer position on an interim basis since his promotion to Chief Operating Officer in 2010.

Company Outlook

In April 2012, Activision Publishing released Call of Duty: Modern Warfare 3 Content Collection #1, a compilation of content previously released to Call of Duty Elite premium members and on the Xbox 360® video game and entertainment system from Microsoft, on Sony’s PlayStation 3 computer entertainment system.  The company also released PROTOTYPE 2 for the Xbox 360 video game and entertainment system from Microsoft, PlayStation®3 computer entertainment system and Windows PC.

(2)According to The NPD Group, Charttrack and Gfk

During the quarter, Activision Publishing also expects to release two additional games based on feature films, BATTLESHIP®, which is slated for release on May 15, 2012 and The Amazing Spider-Man™, which is slated for release on June 26, 2012.  Each game will be released for the Xbox 360® video game and entertainment system from Microsoft, Sony’s PlayStation®3 computer entertainment system, Wii™ system from Nintendo, the Nintendo 3DS™ and Nintendo DS™ hand-held system.

Additionally, Blizzard Entertainment expects to release Diablo III, the next chapter in its critically acclaimed action role-playing game series, on May 15, 2012.

Based on better-than-expected first quarter results, the company is raising its calendar year net revenue and earnings per share outlook.

(in millions, except EPS)	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non-GAAP Outlook

CY 2012
Net Revenues	$4,200	$4,150	$4,530	$4,500
EPS	$0.65	$0.63	$0.95	$0.94

Q2 2012
Net Revenues	$950	n/a	$805	n/a
EPS	$0.13	n/a	$0.10	n/a

* Prior Outlook was provided by the company on February 9, 2012 in its earnings release

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2012 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-352-6798 in the U.S. with passcode 3738470.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across the major categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with GAAP, Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  expenses related to restructuring;

•                  the amortization of intangibles, and impairment of intangible assets and goodwill; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:
Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2012	2011
Net revenues:
Product sales	$874	$1,061
Subscription, licensing and other revenues (1)	298	388
Total net revenues	1,172	1,449

Costs and expenses:
Cost of sales - product costs	257	299
Cost of sales - online subscriptions	59	63
Cost of sales - software royalties and amortization	31	61
Cost of sales - intellectual property licenses	7	29
Product development	124	142
Sales and marketing	79	60
General and administrative	102	102
Restructuring	—	19
Total costs and expenses	659	775
Operating income	513	674
Investment and other income (expense), net	1	2
Income before income tax expense	514	676
Income tax expense	130	173
Net income	$384	$503

Basic earnings per common share	$0.34	$0.42
Weighted average common shares outstanding	1,120	1,173

Diluted earnings per common share (2)	$0.33	$0.42
Weighted average common shares outstanding assuming dilution	1,127	1,182

(1) Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

(2) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $377 million for the three months ended March 31, 2012 as compared to the total net income of $384 million for the same period. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $496 million for the three months ended March 31, 2011 as compared to total net income of $503 million for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$3,049	$3,165
Short-term investments	427	360
Accounts receivable, net	103	649
Inventories, net	146	144
Software development	148	137
Intellectual property licenses	22	22
Deferred income taxes, net	445	507
Other current assets	226	396
Total current assets	4,566	5,380
Long-term investments	17	16
Software development	91	62
Intellectual property licenses	12	12
Property and equipment, net	154	163
Other assets	15	12
Intangible assets, net	85	88
Trademark and trade names	433	433
Goodwill	7,109	7,111
Total assets	$12,482	$13,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$181	$390
Deferred revenues	917	1,472
Accrued expenses and other liabilities	676	694
Total current liabilities	1,774	2,556
Deferred income taxes, net	57	55
Other liabilities	165	174
Total liabilities	1,996	2,785

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,391	9,616
Retained earnings	1,128	948
Accumulated other comprehensive income (loss)	(33)	(72)
Total shareholders’ equity	10,486	10,492
Total liabilities and shareholders’ equity	$12,482	$13,277

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended March 31, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,172	$257	$59	$31	$7	$124	$79	$102	$659
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(585)	(119)	—	(18)	(1)	—	—	—	(138)
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(4)	(2)	(12)	(21)
Less: Amortization of intangible assets	(d)	—	—	—	—	(3)	—	—	—	(3)
Non-GAAP Measurement		$587	$138	$59	$10	$3	$120	$77	$90	$497

Three months ended March 31, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$513	$384	$0.34	$0.33
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(447)	(335)	(0.29)	(0.29)
Less: Stock-based compensation	(b)	21	16	0.01	0.01
Less: Amortization of intangible assets	(d)	3	2	—	—
Non-GAAP Measurement		$90	$67	$0.06	$0.06

Three months ended March 31, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,449	$299	$63	$61	$29	$142	$60	$102	$19	$775
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(694)	(132)	—	(42)	(14)	—	—	—	—	(188)
Less: Stock-based compensation	(b)	—	—	—	(4)	—	(6)	(1)	(12)	—	(23)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(19)	(19)
Less: Amortization of intangible assets	(d)	—	—	—	—	(8)	—	—	—	—	(8)
Non-GAAP Measurement		$755	$167	$63	$15	$7	$136	$59	$90	$—	$537

Three months ended March 31, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$674	$503	$0.42	$0.42
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(506)	(381)	(0.32)	(0.32)
Less: Stock-based compensation	(b)	23	15	0.01	0.01
Less: Restructuring	(c)	19	14	0.01	0.01
Less: Amortization of intangible assets	(d)	8	5	—	—
Non-GAAP Measurement		$218	$156	$0.13	$0.13

(a) Reflects the net change in deferred net revenues and related cost of sales.
(b) Includes expense related to stock-based compensation.
(c) Reflects restructuring related to our Activision Publishing operations.
(d) Reflects amortization of intangible assets.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $65 million for the three months ended March 31, 2012 as compared to total non-GAAP net income of $67 million for the same period. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $154 million for the three months ended March 31, 2011 as compared to total non-GAAP net income of $156 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	March 31, 2012		March 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$793	67%	$946	65%	$(153)	(16)%
Digital online channels(1)	314	27	428	30	(114)	(27)
Total Activision and Blizzard	1,107	94	1,374	95	(267)	(19)

Distribution	65	6	75	5	(10)	(13)
Total consolidated GAAP net revenues	1,172	100	1,449	100	(277)	(19)

Change in Deferred Net Revenues(2)
Retail channel	(569)		(706)
Digital online channels(1)	(16)		12
Total changes in deferred net revenues	(585)		(694)

Non-GAAP Net Revenues by Distribution Channel
Retail channel	224	38	240	32	(16)	(7)
Digital online channels(1)	298	51	440	58	(142)	(32)
Total Activision and Blizzard	522	89	680	90	(158)	(23)

Distribution	65	11	75	10	(10)	(13)
Total non-GAAP net revenues (3)	$587	100%	$755	100%	$(168)	(22)%

(1) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(2) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(3) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	March 31, 2012		March 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$256	22%	$395	27%	$(139)	(35)%
PC and Other	137	11	124	9	13	10
Sony PlayStation 3	300	26	342	24	(42)	(12)
Sony PlayStation 2	2	—	4	—	(2)	(50)
Microsoft Xbox 360	335	29	396	27	(61)	(15)
Nintendo Wii	51	4	82	6	(31)	(38)
Total console(2)	688	59	824	57	(136)	(17)
Sony PlayStation Portable	3	—	5	—	(2)	(40)
Nintendo 3DS	9	1	4	—	5	125
Nintendo Dual Screen	14	1	22	2	(8)	(36)
Total handheld	26	2	31	2	(5)	(16)
Total Activision and Blizzard	1,107	94	1,374	95	(267)	(19)

Distribution:
Total Distribution	65	6	75	5	(10)	(13)
Total consolidated GAAP net revenues	1,172	100	1,449	100	(277)	(19)

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	(6)		(56)
PC and Other	(23)		(87)
Sony PlayStation 3	(263)		(244)
Microsoft Xbox 360	(277)		(259)
Nintendo Wii	(14)		(46)
Total console(2)	(554)		(549)
Nintendo Dual Screen	(2)		(2)
Total changes in deferred net revenues	(585)		(694)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	250	43	339	45	(89)	(26)
PC and Other	114	19	37	4	77	208
Sony PlayStation 3	37	6	98	13	(61)	(62)
Sony PlayStation 2	2	—	4	1	(2)	(50)
Microsoft Xbox 360	58	11	137	18	(79)	(58)
Nintendo Wii	37	6	36	4	1	3
Total console(2)	134	23	275	36	(141)	(51)
Sony PlayStation Portable	3	—	5	1	(2)	(40)
Nintendo 3DS	9	2	4	1	5	125
Nintendo Dual Screen	12	2	20	3	(8)	(40)
Total handheld	24	4	29	5	(5)	(17)
Total Activision and Blizzard	522	89	680	90	(158)	(23)

Distribution:
Total Distribution	65	11	75	10	(10)	(13)
Total non-GAAP net revenues(4)	$587	100%	$755	100%	$(168)	(22)%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4)Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	March 31, 2012		March 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$601	51%	$748	52%	$(147)	(20)%
Europe	485	41	594	41	(109)	(18)
Asia Pacific	86	8	107	7	(21)	(20)
Total consolidated GAAP net revenues	1,172	100	1,449	100	(277)	(19)

Change in Deferred Net Revenues(1)
North America	(331)		(383)
Europe	(225)		(271)
Asia Pacific	(29)		(40)
Total changes in net revenues	(585)		(694)

Non-GAAP Net Revenues by Geographic Region
North America	270	46	365	48	(95)	(26)
Europe	260	44	323	43	(63)	(20)
Asia Pacific	57	10	67	9	(10)	(15)
Total non-GAAP net revenues(2)	$587	100%	$755	100%	$(168)	(22)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months Ended March 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	March 31, 2012		March 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$271	23%	$323	22%	$(52)	(16)%
Blizzard(2)	251	21	357	25	(106)	(30)
Distribution(3)	65	6	75	5	(10)	(13)
Operating segment total	587	50	755	52	(168)	(22)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	585	50	694	48
Consolidated net revenues	$1,172	100%	$1,449	100%	$(277)	(19)%

Segment income from operations:
Activision(1)	$—		$48		$(48)	(100)%
Blizzard(2)	89		170		(81)	(48)
Distribution(3)	1		—		1	NM
Operating segment total	90		218		(128)	(59)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	447		506
Stock-based compensation expense	(21)		(23)
Restructuring	—		(19)
Amortization of intangible assets	(3)		(8)
Consolidated operating income	513		674		(161)	(24)
Investment and other income (expense), net	1		2
Consolidated income before income tax expense	$514		$676		$(162)	(24)%

Operating margin from total operating segments	15%		29%

(1) Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

(2) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(3) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending June 30, 2012 and

Year Ending December 31, 2012

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for	Outlook for
	Three Months Ending	Year Ending
	June 30, 2012	December 31, 2012

Net Revenues (GAAP)	$950	$4,200

Excluding the impact of:
Change in deferred net revenues (a)	(145)	330

Non-GAAP Net Revenues	$805	$4,530

Earnings Per Diluted Share (GAAP)	$0.13	$0.65

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales (b)	(0.06)	0.19
Stock-based compensation (c)	0.02	0.08
Amortization of intangible assets (d)	—	0.03

Non-GAAP Earnings Per Diluted Share	$0.10	$0.95

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.